Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-215156) of Klondex Mines Ltd. (the “Company”) of our report dated March 23, 2017 relating to the Company’s financial statements, which appears in this Annual Report on Form 10-K.

Dated: March 23, 2017

/s/ PricewaterhouseCoopers LLP
Chartered Professional Accountants
Vancouver, BC, Canada